                                 AMENDMENT NO. 3
                         TO THE PARTICIPATION AGREEMENT

      This Amendment, ("Amendment") dated May 1, 2016, is to the Participation Agreement dated May 16, 1989, as amended, (the "Agreement") by and among Metropolitan Life Insurance Company (successor in interest to Paragon Life Insurance Company) ("MetLife") on behalf of itself and certain of its separate accounts, American Funds Insurance Series (the "Series") and Capital Research and Management Company ("CRMC"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

      WHEREAS, the Cash Management Fund converted to the Ultra-Short Bond Fund effective May 1, 2016, and;

      WHEREAS, MetLife, Series, and CRMC desire to amend the Agreement.

      NOW, THERFORE, the Agreement is amended as follows:

1. Appendix B of the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto.

2. Section 11 is revised by replacing the following as notice address for Metropolitan Life Insurance Company.

      Metropolitan Life Insurance Company
      13045 Tesson Ferry Rd.
      St. Louis, MO 63105
      Attn: Elizabeth Rich

      With a copy to:

      Metropolitan Life Insurance Company
      One Financial Center
      20th Floor
      Boston, MA 02111

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

                                  Page 1 of 3

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


METROPOLITAN LIFE INSURANCE COMPANY
(ON BEHALF OF THE SEPARATE ACCOUNTS)


By:    /s/ Gregory E. Illson
       ------------------------------
Name:  Gregory E. Illson
Title: Vice President


AMERICAN FUNDS INSURANCE SERIES


By:    /s/ Steven I. Koszalka
       ------------------------------
Name:  Steven I. Koszalka
Title: Secretary


CAPITAL RESEARCH AND MANAGEMENT COMPANY


By:    /s/ Michael J. Downer
       ------------------------------
Name:  Michael J. Downer
Title: Senior Vice President and Secretary

                                  Page 2 of 3

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                                   APPENDIX B
                                   ----------

American Funds Insurance Series:
--------------------------------

  o  Asset Allocation Fund                                Class 1
  o  Bond Fund                                            Class 1
  o  Ultra Short-Bond Fund                                Class 1
  o  Global Growth Fund                                   Class 1
  o  Global Small Capitalization Fund                     Class 1
  o  Growth Fund                                          Class 1
  o  Growth-Income Fund                                   Class 1
  o  High-Income Bond Fund                                Class 1
  o  International Fund                                   Class 1
  o  New World Fund                                       Class 1

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